PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Genevieve Haldeman Vice President of Global Communications (831) 458-7343

Plantronics Announces Third Quarter Fiscal Year 2014 Results

Revenue and Earnings per Share Exceed Guidance; Unified Communications & Mobile Net Revenues Each Grow 20% Year-over-Year

SANTA CRUZ, CA - January 27, 2014 - Plantronics, Inc. (NYSE: PLT) today announced third quarter fiscal year 2014 results. Highlights of the quarter include the following (comparisons are against the third quarter of fiscal year 2013):

•	Net revenues were $212.7 million, an increase of 8% compared with $197.4 million.

•
GAAP gross margin was 51.9% compared with 51.8%; non-GAAP gross margin was 52.2% compared with 52.2% due primarily to a one-time ~130 basis point net benefit to GAAP and Non-GAAP margins as a result of warranty and return material authorization adjustments, partially offset by a higher mix of lower margin consumer products.

•
GAAP operating income was $37.8 million compared with $34.6 million, and was above guidance of $30 million to $33 million; non-GAAP operating income was $43.9 million compared with $41.7 million, and was above guidance of $36 million to $39 million. GAAP operating income benefited from one-time tax benefits in the quarter, which benefits are excluded from Non-GAAP operating income.

•	GAAP diluted earnings per share (“EPS”) was $0.80 compared with $0.66, and was above our guidance of $0.50 to $0.55.

•	Non-GAAP diluted EPS was $0.76 compared with $0.73, and was above our guidance of $0.60 to $0.65.

Q3 GAAP Results

	Q3 2014		Q3 2013		Change (%)
Net revenues	$212.7	million	$197.4	million	7.8%
Operating income	$37.8	million	$34.6	million	9.2%
Operating margin	17.8%		17.5%
Diluted EPS	$0.80		$0.66		21.2%

Q3 Non-GAAP Results

	Q3 2014		Q3 2013		Change (%)
Operating income	$43.9	million	$41.7	million	5.3%
Operating margin	20.7%		21.1%
Diluted EPS	$0.76		$0.73		4.1%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“Strong Unified Communications (“UC”) and Mobile revenue combined with several one-time benefits and lower than anticipated expenses drove our EPS performance,” said Ken Kannappan, President & CEO. “We believe we are well positioned in our major markets, with a robust product pipeline and recent advances in the emerging wearables market. We remain committed to growing earnings commensurate with revenue growth.”

“We generated approximately $34.5 million in cash flow from operations in the third quarter of fiscal year 2014, and our cash, cash equivalents and short and long term investments ended at approximately $429 million,” said Pam Strayer, Senior Vice President and Chief Financial Officer. “We continue to make progress in investing in our infrastructure for future growth, with the successful consolidation of our Mexican manufacturing operations to our new lower cost plant and our ERP implementation is on-track to go live in the June quarter of fiscal 2015.”
Office and Contact Center (“OCC”) net revenues increased 5% to $146.6 million in the third quarter of fiscal year 2014 compared with $139.5 million in the third quarter of fiscal year 2013 driven by the strength of UC revenues, a subset of OCC. Net revenues from UC products grew by 20% to $43.2 million in the third quarter of fiscal year 2014 compared with $36.1 million in the third quarter of fiscal year 2013.

Mobile net revenues were $52.8 million in the third quarter of fiscal year 2014, an increase of 20% compared with $44.1 million in the third quarter of fiscal year 2013.

Dividend Announcement

We also announced that our Board of Directors declared a quarterly dividend of $0.10 per share. The dividend will be payable on March 10, 2014 to stockholders of record at the close of business on February 20, 2014.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.
We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.
Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.
Subject to the foregoing, we currently expect the following range of financial results for the fourth quarter of fiscal year 2014:

•	Net revenues of $200 million to $210 million;

•	GAAP operating income of $30 million to $34 million;

•	Non-GAAP operating income of $36 million to $40 million, excluding the impact of $6 million from stock-based compensation and purchase accounting amortization from GAAP operating income;

•	Assuming approximately 43.0 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.52 to $0.58;

•	Non-GAAP diluted EPS of $0.62 to $0.68; and

•	Cost of stock-based compensation and purchase accounting amortization to be approximately $0.10 per diluted share.

Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call Scheduled to Discuss Financial Results

We have scheduled a conference call to discuss third quarter fiscal year 2014 results. The conference call will take place today, January 27, 2014, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #21258295 will be available until February 27, 2014 at (855) 859-2056 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges. Specifically, non-GAAP operating income, non-GAAP gross margin and non-GAAP diluted EPS, as presented in this release exclude stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization and accelerated depreciation, and early lease termination charges (all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, transfer pricing, tax deduction and tax credit adjustments, and the impact tax law changes).  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model and management uses the non-GAAP measures to evaluate Plantronics’ business.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our belief that we are well positioned in our major markets with a robust product pipeline and recent advances in the emerging wearables market, (ii) our prospects for future growth, (iii) the timeline for completion of our ERP implementation, (iv) our estimates of GAAP and non-GAAP financial results for the fourth quarter of fiscal year 2014, including net revenues, operating income and diluted EPS; (v) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS for the fourth quarter of fiscal 2014; and (vi) our estimate of weighted average shares outstanding for the fourth quarter of fiscal year 2014;, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro economic conditions in our domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms and product offerings developed by the major UC providers as these platforms and product offerings continue to evolve and become more commonly adopted; (iii) the development of UC solutions is technically complex and this may delay or limit our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers on a timely basis; (iv) our development of UC solutions is dependent on our ability to implement and execute new and different processes in connection with the design, development and manufacturing of complex electronic systems comprised of hardware, firmware and software that must work in a wide variety of environments and multiple variations, which may in some instances increase the risk of development delays or errors and require the hiring of new personnel and/or fourth party contractors which increases our costs; (v) because UC offerings involve complex integration of hardware and software with UC infrastructure, our sales model and expertise will need to continue to evolve; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (vii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; and, (viii) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our business segments.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 24, 2013 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net revenues	$212,739	$197,402	$609,537	$558,047
Cost of revenues	102,412	95,238	293,964	260,959
Gross profit	110,327	102,164	315,573	297,088
Gross profit %	51.9%	51.8%	51.8%	53.2%

Research, development and engineering	21,018	20,248	62,328	59,525
Selling, general and administrative	51,467	45,442	148,071	134,476
Restructuring and other related charges	—	1,868	547	1,868
Total operating expenses	72,485	67,558	210,946	195,869
Operating income	37,842	34,606	104,627	101,219
Operating income %	17.8%	17.5%	17.2%	18.1%

Interest and other income, net	186	177	59	464
Income before income taxes	38,028	34,783	104,686	101,683
Income tax expense	3,645	6,577	20,212	23,990
Net income	$34,383	$28,206	$84,474	$77,693

% of net revenues	16.2%	14.3%	13.9%	13.9%

Earnings per common share:
Basic	$0.81	$0.68	$1.98	$1.87
Diluted	$0.80	$0.66	$1.94	$1.82

Shares used in computing earnings per common share:
Basic	42,441	41,745	42,647	41,629
Diluted	43,228	42,618	43,554	42,579

Effective tax rate	9.6%	18.9%	19.3%	23.6%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	December 31,	March 31,
	2013	2013
ASSETS
Cash and cash equivalents	$235,534	$228,776
Short-term investments	86,397	116,581
Total cash, cash equivalents and short-term investments	321,931	345,357
Accounts receivable, net	133,379	128,209
Inventory, net	66,569	67,435
Deferred tax assets	14,351	10,120
Other current assets	16,875	15,369
Total current assets	553,105	566,490
Long-term investments	106,800	80,261
Property, plant and equipment, net	124,933	99,111
Goodwill and purchased intangibles, net	16,215	16,440
Other assets	2,317	2,303
Total assets	$803,370	$764,605
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$26,728	$37,067
Accrued liabilities	66,615	66,419
Total current liabilities	93,343	103,486
Deferred tax liabilities	2,024	1,742
Long-term income taxes payable	13,460	12,005
Other long-term liabilities	2,295	925
Total liabilities	111,122	118,158
Stockholders' equity	692,248	646,447
Total liabilities and stockholders' equity	$803,370	$764,605

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash flows from operating activities
Net Income	$34,383	$28,206	$84,474	$77,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,780	4,224	11,671	12,104
Stock-based compensation	6,043	4,691	16,996	14,173
Provision for excess and obsolete inventories	1,138	407	4,419	1,306
Deferred income taxes	(4,763)	(128)	530	(1,030)
Excess tax benefit from stock-based compensation	(348)	(251)	(4,434)	(930)
Other operating activities	145	374	1,345	1,639
Changes in assets and liabilities:
Accounts receivable, net	(9,621)	(6,223)	(6,539)	(1,215)
Inventory, net	1,417	(5,713)	(3,135)	(13,943)
Current and other assets	1,485	(3,710)	826	(4,928)
Accounts payable	(2,772)	5,577	(10,339)	1,723
Accrued liabilities	5,273	4,399	1,388	3,840
Income taxes	(1,644)	1,377	(5,080)	2,822
Cash provided by operating activities	34,516	33,230	92,122	93,254

Cash flows from investing activities
Purchase of investments	$(65,482)	$(88,700)	$(181,836)	$(188,062)
Proceeds from maturities of investments	40,240	56,775	95,210	117,665
Proceeds from sale of investments	24,552	11,021	89,682	38,078
Acquisitions, net of cash acquired	—	(203)	—	(1,926)
Capital expenditures	(10,444)	(7,852)	(37,657)	(29,378)
Cash used for investing activities	(11,134)	(28,959)	(34,601)	(63,623)

Cash flows from financing activities
Repurchase of common stock	$(29,441)	$(3,696)	$(56,754)	$(23,626)
Proceeds from issuances under stock-based compensation plans	962	1,203	19,599	13,091
Employees' tax withheld and paid for restricted stock and restricted stock units	(1,645)	(1,119)	(6,014)	(2,848)
Proceeds from revolving line of credit	—	—	—	18,000
Repayments of revolving line of credit	—	(9,000)	—	(35,000)
Payment of cash dividends	(4,340)	(4,266)	(13,105)	(12,756)
Excess tax benefit from stock-based compensation	348	251	4,434	930
Cash used for financing activities	(34,116)	(16,627)	(51,840)	(42,209)

Effect of exchange rate changes on cash and cash equivalents	288	1,083	1,077	(101)
Net increase (decrease) in cash and cash equivalents	(10,446)	(11,273)	6,758	(12,679)
Cash and cash equivalents at beginning of period	245,980	207,929	228,776	209,335
Cash and cash equivalents at end of period	235,534	196,656	235,534	196,656

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
GAAP Gross profit	$110,327	$102,164	$315,573	$297,088
Stock-based compensation	686	507	1,859	1,629
Accelerated depreciation	—	318	261	760
Lease termination charges	—	—	1,388	—
Non-GAAP Gross profit	$111,013	$102,989	$319,081	$299,477
Non-GAAP Gross profit %	52.2%	52.2%	52.3%	53.7%

GAAP Research, development and engineering	$21,018	$20,248	$62,328	$59,525
Stock-based compensation	(1,688)	(1,336)	(4,708)	(3,716)
Accelerated depreciation	—	(223)	(200)	(506)
Lease termination charges	—	—	(21)	—
Purchase accounting amortization	(50)	—	(150)	—
Non-GAAP Research, development and engineering	$19,280	$18,689	$57,249	$55,303

GAAP Selling, general and administrative	$51,467	$45,442	$148,071	$134,476
Stock-based compensation	(3,669)	(2,849)	(10,428)	(8,829)
Lease termination charges	—	—	(45)	—
Purchase accounting amortization	—	—	(106)	—
Non-GAAP Selling, general and administrative	$47,798	$42,593	$137,492	$125,647

GAAP Operating expenses	$72,485	$67,558	$210,946	$195,869
Stock-based compensation	(5,357)	(4,185)	(15,136)	(12,545)
Accelerated depreciation	—	(223)	(200)	(506)
Lease termination charges	—	—	(66)	—
Purchase accounting amortization	(50)	—	(256)	—
Restructuring and other related charges	—	(1,868)	(547)	(1,868)
Non-GAAP Operating expenses	$67,078	$61,282	$194,741	$180,950

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2013		2012		2013		2012
GAAP Operating income	$37,842		$34,606		$104,627		$101,219
Stock-based compensation	6,043		4,692		16,995		14,174
Accelerated depreciation	—		541		461		1,266
Lease termination charges	—		—		1,454		—
Purchase accounting amortization	50		—		256		—
Restructuring and other related charges	—		1,868		547		1,868
Non-GAAP Operating income	$43,935		$41,707		$124,340		$118,527

GAAP Net income	$34,383		$28,206		$84,474		$77,693
Stock-based compensation	6,043		4,692		16,995		14,174
Accelerated depreciation	—		541		461		1,266
Lease termination charges	—		—		1,454		—
Purchase accounting amortization	50		—		256		—
Restructuring and other related charges	—		1,868		547		1,868
Income tax effect of above items	(1,799)		(2,066)		(5,760)		(5,135)
Income tax effect of unusual tax items	(5,621)	(1)	(2,071)	(2)	(6,782)	(1)	(2,071)	(2)
Non-GAAP Net income	$33,056		$31,170		$91,645		$87,795

GAAP Diluted earnings per common share	$0.80		$0.66		$1.94		$1.82
Stock-based compensation	0.14		0.11		0.39		0.33
Accelerated depreciation	—		0.01		0.01		0.02
Lease termination charges	—		—		0.03		—
Restructuring and other related charges	—		0.05		0.02		0.05
Income tax effect	(0.18)		(0.10)		(0.29)		(0.16)
Non-GAAP Diluted earnings per common share	$0.76		$0.73		$2.10		$2.06

Shares used in diluted earnings per common share calculation	43,228		42,618		43,554		42,579

(1)	Excluded amount represents tax benefits from release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.
(2)	Excluded amount represents tax benefits from the expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q113		Q213		Q313		Q413		Q114	Q214	Q314
GAAP Gross profit	$97,696		$97,228		$102,164		$106,093		$105,632	$99,614	$110,327
Stock-based compensation	596		526		507		391		535	638	686
Accelerated depreciation	124		318		318		252		220	41	—
Lease termination charges	—		—		—		—		262	1,126	—
Non-GAAP Gross profit	$98,416		$98,072		$102,989		$106,736		$106,649	$101,419	$111,013
Non-GAAP Gross profit %	54.3%		54.7%		52.2%		52.3%		52.6%	52.3%	52.2%

GAAP Operating expenses	$65,600		$62,711		$67,558		$69,215		$69,683	$68,778	$72,485
Stock-based compensation	(4,024)		(4,336)		(4,185)		(3,785)		(4,452)	(5,327)	(5,357)
Accelerated depreciation	(57)		(226)		(223)		(176)		(151)	(49)	—
Lease termination charges	—	—	—	—	—	—	—	—	—	(66)	—
Purchase accounting amortization	—		—		—		—		(121)	(85)	(50)
Restructuring and other related charges	—		—		(1,868)		(398)		(723)	176	—
Non-GAAP Operating expenses	$61,519		$58,149		$61,282		$64,856		$64,236	$63,427	$67,078

GAAP Operating income	$32,096		$34,517		$34,606		$36,878		$35,949	$30,836	$37,842
Stock-based compensation	4,620		4,862		4,692		4,176		4,987	5,965	6,043
Accelerated depreciation	181		544		541		428		371	90	—
Lease termination charges	—		—		—		—		262	1,192	—
Purchase accounting amortization	—		—		—		—		121	85	50
Restructuring and other related charges	—		—		1,868		398		723	(176)	—
Non-GAAP Operating income	$36,897		$39,923		$41,707		$41,880		$42,413	$37,992	$43,935
Non-GAAP Operating income %	20.3%		22.3%		21.1%		20.5%		20.9%	19.6%	20.7%

GAAP Income before income taxes	$32,108		$34,792		$34,783		$36,742		$35,463	$31,195	$38,028
Stock-based compensation	4,620		4,862		4,692		4,176		4,987	5,965	6,043
Accelerated depreciation	181		544		541		428		371	90	—
Lease termination charges	—		—		—		—		262	1,192	—
Purchase accounting amortization	—		—		—		—		121	85	50
Restructuring and other related charges	—		—		1,868		398		723	(176)	—
Non-GAAP Income before income taxes	$36,909		$40,198		$41,884		$41,744		$41,927	$38,351	$44,121

GAAP Income tax expense	$8,545		$8,868		$6,577		$8,033		$8,510	$8,057	$3,645
Income tax effect of above items	1,421		1,648		2,066		1,416		1,889	2,072	1,799
Income tax effect of unusual tax items	—		—		2,071		1,835		935	226	5,621
Non-GAAP Income tax expense	$9,966		$10,516		$10,714		$11,284		$11,334	$10,355	$11,065
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%		26.2%		25.6%		27.0%		27.0%	27.0%	25.1%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q113	Q213	Q313	Q413	Q114	Q214	Q314
GAAP Net income	$23,563	$25,924	$28,206	$28,709	$26,953	$23,138	$34,383
Stock-based compensation	4,620	4,862	4,692	4,176	4,987	5,965	6,043
Accelerated depreciation	181	544	541	428	371	90	—
Lease termination charges	—	—	—	—	262	1,192	—
Purchase accounting amortization	—	—	—	—	121	85	50
Restructuring and other related charges	—	—	1,868	398	723	(176)	—
Income tax effect of above items	(1,421)	(1,648)	(2,066)	(1,416)	(1,889)	(2,072)	(1,799)
Income tax effect of unusual tax items	—	—	(2,071)	(1,835)	(935)	(226)	(5,621)
Non-GAAP Net income	$26,943	$29,682	$31,170	$30,460	$30,593	$27,996	$33,056

GAAP Diluted earnings per common share	$0.55	$0.61	$0.66	$0.67	$0.62	$0.53	$0.80
Stock-based compensation	0.11	0.11	0.11	0.11	0.11	0.14	0.14
Accelerated depreciation	—	0.01	0.01	0.01	0.01	—	—
Lease termination charges	—	—	—	—	0.01	0.02	—
Restructuring and other related charges	—	—	0.05	—	0.02	—	—
Income tax effect	(0.03)	(0.03)	(0.10)	(0.08)	(0.07)	(0.05)	(0.18)
Non-GAAP Diluted earnings per common share	$0.63	$0.70	$0.73	$0.71	$0.70	$0.64	$0.76

Shares used in diluted earnings per common share calculation	42,570	42,403	42,618	43,119	43,650	43,597	43,228

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Office and Contact Center	$134,033	$133,119	$139,449	$142,700	$151,183	$139,945	$146,636
Mobile	36,157	33,305	44,138	49,860	41,624	42,685	52,804
Gaming and Computer Audio	6,789	7,797	9,024	7,137	6,451	8,156	9,360
Clarity	4,386	5,059	4,791	4,482	3,560	3,194	3,939
Total net revenues	$181,365	$179,280	$197,402	$204,179	$202,818	$193,980	$212,739
Net revenues by geographic area from unaffiliated customers:
Domestic	$104,078	$107,513	$111,847	$113,009	$121,318	$115,795	$113,042
International	77,287	71,767	85,555	91,170	81,500	78,185	99,697
Total net revenues	$181,365	$179,280	$197,402	$204,179	$202,818	$193,980	$212,739

Balance Sheet accounts and metrics:
Accounts receivable, net	$108,300	$108,070	$112,677	$128,209	$120,903	$123,748	$133,379
Days sales outstanding (DSO)	54	54	51	57	54	57	56
Inventory, net	$58,932	$61,639	$66,905	$67,435	$65,314	$69,150	$66,569
Inventory turns	5.7	5.3	5.7	5.8	6.0	5.5	6.2